 Exhibit 99.1

SAFETY ANNOUNCES FOURTH QUARTER AND YEAR END 2018 RESULTS

Boston, Massachusetts, February 26, 2019.  Safety Insurance Group, Inc. (NASDAQ:SAFT) today reported fourth quarter 2018 results. Net income for the quarter ended December 31, 2018 was $18.3 million, or $1.19 per diluted share, compared to net income of $11.3 million, or $0.72 per diluted share, for the comparable 2017 period. Net income for the year ended December 31, 2018 was $83.2 million, or $5.43 per diluted share, compared to net income of $62.4 million, or $4.10 per diluted share, for the comparable 2017 period. Non-generally accepted accounting principles (“non-GAAP”) operating income, as defined below, for the quarter ended December 31, 2018 was $1.83  per diluted share, compared to $0.67 per diluted share, for the comparable 2017 period. Non-GAAP operating income for the year ended December 31, 2018 was $6.12 per diluted share, compared to $3.84 per diluted share, for the comparable 2017 period. Safety’s book value per share increased to $47.01 at December 31, 2018 from $46.06 at December 31, 2017 primarily as a result of net income, offset by dividends paid and decreases in unrealized gains. Safety paid $3.20 per share in dividends to investors during the year ended December 31, 2018  compared to  $3.00 per share during the year ended December 31, 2017.

Direct written premiums for the quarter ended December 31,  2018 increased  by $2.3 million, or 1.2%, to $187.0 million from $184.7 million for the comparable 2017 period. Direct written premiums for the year ended December 31, 2018 increased by $16.4 million, or 2.0%, to $843.7 million from $827.3 million for the comparable 2017 period. The 2018 increase occurred primarily in our commercial automobile and homeowners lines of business.

Net written premiums for the quarter ended December 31, 2018 increased by $2.0 million, or 1.2%, to $173.9 million from $171.9 million for the comparable 2017 period. Net written premiums for the year ended December 31, 2018 increased by $5.8 million, or 0.8%, to $786.9 million from $781.1 million for the comparable 2017 period. Net earned premiums for the quarter ended December 31, 2018 increased by $2.1 million, or 1.1%, to $198.5 million from $196.4 million for the comparable 2017 period.  Net earned premiums for the year ended December 31,  2018 increased by $7.2 million, or 0.9%, to $781.6 million from $774.4 million for the comparable 2017 period. Net written and net earned premiums increased primarily due to increases in our commercial automobile and homeowners business as discussed above.

For the quarter ended December 31,  2018, loss and loss adjustment expenses incurred decreased by $16.7 million, or  12.4%, to $117.9 million from $134.6 million for the comparable 2017 period. For the year ended December 31, 2018, loss and loss adjustment expenses incurred decreased by $18.4 million, or 3.6%, to $485.5 million from $503.9 million for the comparable 2017 period. Loss, expense, and combined ratios calculated under U.S. generally accepted accounting principles for the quarter ended December 31,  2018 were 59.4%,  31.1%, and 90.5%, respectively, compared to 68.6%,  33.0%, and 101.6%, respectively, for the comparable 2017 period. Loss, expense, and combined ratios calculated under U.S. generally accepted accounting principles for the year ended December 31, 2018 were 62.1%,  31.6%, and 93.7%, respectively, compared to 65.1%,  32.1%, and 97.2%, respectively, for the comparable 2017 period. Total prior year favorable development included in the pre-tax results for the quarter ended December 31, 2018 was $17.1 million compared to $10.6 million for the comparable 2017 period. Total prior year favorable development included in the pre-tax results for the year ended December 31, 2018 was $56.5 million compared to $41.8 million for the comparable 2017 period.

Net investment income for the quarter ended December 31, 2018 increased by $1.5 million, or 14.4%, to $11.9 million from $10.4 million for the comparable 2017 period.  Net investment income for the year ended December 31, 2018 increased by $5.0 million, or 13.0%, to $43.8 million from $38.8 million for the comparable 2017 period. The increase is a result of fixed maturity amortization and an increase in the average invested asset balance compared to the prior year.    Net effective annualized yield on the investment portfolio for the quarter ended December 31, 2018 was 3.5% compared to 3.2% for the comparable 2017. Net effective annualized yield on the investment portfolio for the year ended December 31, 2018 was 3.3% compared to 3.1% for the comparable 2017.  Our duration was 3.6 years at December 31, 2018 and 3.7 years at December 31, 2017,  respectively.

On February 15, 2019 the Board of Directors approved a $0.80 per share quarterly cash dividend on its issued and outstanding common stock payable on March 15, 2019 to shareholders of record at the close of business on March 1, 2019.

Recently Adopted Accounting Standard

As disclosed in Safety’s Annual Report on Form 10-K for the year ended December 31, 2017, accounting guidance for financial instruments changed in 2018 under ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. We adopted this accounting standard update, effective January 1, 2018, using a cumulative-effect adjustment. This adjustment moved the historical unrealized gains and losses, net of tax, on the equity portfolio from accumulated other comprehensive earnings to retained earnings, but had no impact on overall shareholders’ equity. In addition, for 2018 and forward, the change in fair value for equity securities is required to be recognized through net income rather than through other comprehensive income. As defined below, we exclude these unrealized gains and losses in arriving at non-GAAP operating income and non-GAAP operating income per diluted share. For the quarter ended December 31,  2018,  a decrease of $12.6 million for the change in unrealized gains  was recognized within income before income taxes and income tax expense was reduced by $2.6 million. For the year ended December 31,  2018, a decrease of $16.3 million for the change in unrealized gains was recognized within income before income taxes and income tax expense was reduced by $3.4 million.

Non-GAAP Measures

Management has included certain non-GAAP financial measures in presenting the Company’s results. Management believes that these non-GAAP measures better explain the Company’s results of operations and allow for a more complete understanding of the underlying trends in the Company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Non-GAAP operating income and operating income per diluted share consist of our GAAP net income adjusted by the net realized gains (losses), net impairment losses on investments, change in net unrealized gains (losses) on equity securities and taxes related thereto. The adjustment for net unrealized losses on equity securities is only applicable for 2018 due to the adoption of the above mentioned accounting standard update. Net income and earnings per diluted share are the GAAP financial measures that are most directly comparable to operating income and operating income per diluted share, respectively. A reconciliation of the GAAP financial measures to these non-GAAP measures is included in the 2018 financial highlights below.

About Safety:  Safety Insurance Group, Inc., based in Boston, MA, is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, and Safety Property and Casualty Insurance Company.  Operating exclusively in Massachusetts, New Hampshire, and Maine, Safety is a leading writer of property and casualty insurance products, including private passenger automobile, commercial automobile, homeowners, dwelling fire, umbrella and business owner policies.

Additional Information:  Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com.  Safety filed its December 31,  2017 Form 10-K with the SEC on February 28,  2018 and urges shareholders to refer to this document for more complete information concerning Safety’s financial results.

Contacts:

Safety Insurance Group, Inc.

Office of Investor Relations

877-951-2522

InvestorRelations@SafetyInsurance.com

Cautionary Statement under "Safe Harbor" Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”.  All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are not guarantees of future performance.  By their nature, forward-looking statements are subject to risks and uncertainties.  There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements.  These factors include but are not limited to the competitive nature of our industry and the possible adverse effects of such competition.  Although a number of national insurers that are much larger than we are do not currently compete in a material way in the Massachusetts private passenger automobile market, if one or more of these companies decided to aggressively enter the market it could have a material adverse effect on us.  Other significant factors include conditions for business operations and restrictive regulations in Massachusetts, the possibility of losses due to claims resulting from severe weather, the possibility that the Commissioner of Insurance may approve future Rule changes that change the operation of the residual market, our possible need for and availability of additional financing, and our dependence on strategic relationships, among others, and other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31,  2017 filed with the SEC on February 28,  2018.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.  You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	December 31,	December 31,
	2018	2017
	(Unaudited)
Assets
Investments:
Securities available for sale:
Fixed maturities, available for sale, at fair value (amortized cost: $1,175,413 and $1,156,697)	$1,161,862	$1,172,026
Equity securities, at fair value (cost: $142,948 and $90,481)	148,011	111,867
Other invested assets	23,481	23,162
Total investments	1,333,354	1,307,055
Cash and cash equivalents	37,582	41,708
Accounts receivable, net of allowance for doubtful accounts	190,062	190,649
Receivable for securities sold	1,039	1,380
Accrued investment income	8,420	8,876
Taxes recoverable	—	908
Receivable from reinsurers related to paid loss and loss adjustment expenses	13,691	24,776
Receivable from reinsurers related to unpaid loss and loss adjustment expenses	108,398	83,085
Ceded unearned premiums	33,974	32,175
Deferred policy acquisition costs	73,355	72,202
Deferred income taxes	8,749	—
Equity and deposits in pools	28,094	28,246
Other assets	19,522	16,219
Total assets	$1,856,240	$1,807,279

Liabilities
Loss and loss adjustment expense reserves	$584,719	$574,054
Unearned premium reserves	435,380	428,257
Accounts payable and accrued liabilities	71,896	60,701
Payable for securities purchased	5,156	4,188
Payable to reinsurers	12,220	13,801
Deferred income taxes	—	2,917
Taxes payable	6,090	—
Other liabilities	22,135	22,345
Total liabilities	1,137,596	1,106,263

Shareholders’ equity
Common stock: $0.01 par value; 30,000,000 shares authorized; 17,566,180 and 17,499,544 shares issued	176	175
Additional paid-in capital	196,292	189,714
Accumulated other comprehensive (loss) income, net of taxes	(10,706)	24,269
Retained earnings	616,717	570,693
Treasury stock, at cost: 2,279,570 shares	(83,835)	(83,835)
Total shareholders’ equity	718,644	701,016
Total liabilities and shareholders’ equity	$1,856,240	$1,807,279

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017

Net earned premiums	$198,461	$196,361	$781,587	$774,420
Net investment income	11,949	10,445	43,788	38,758
Earnings from partnership investments	376	849	6,915	2,082
Net realized gains on investments	278	1,210	3,226	6,036
Change in net unrealized gains on equity investments	(12,575)	—	(16,324)	—
Net impairment losses on investments (a)	—	—	(228)	(256)
Finance and other service income	4,412	4,700	17,533	18,073
Total revenue	202,901	213,565	836,497	839,113

Losses and loss adjustment expenses	117,949	134,616	485,513	503,887
Underwriting, operating and related expenses	61,718	64,793	246,643	248,436
Interest expense	23	23	90	90
Total expenses	179,690	199,432	732,246	752,413

Income before income taxes	23,211	14,133	104,251	86,700
Income tax expense	4,865	2,824	21,056	24,313
Net income	$18,346	$11,309	$83,195	$62,387

Earnings per weighted average common share:
Basic	$1.21	$0.73	$5.48	$4.13
Diluted	$1.19	$0.72	$5.43	$4.10

Cash dividends paid per common share	$0.80	$0.80	$3.20	$3.00

Number of shares used in computing earnings per share:
Basic	15,092,305	15,021,228	15,080,269	15,010,751
Diluted	15,267,325	15,170,518	15,229,898	15,135,348

(a) No portion of the other-than-temporary impairments recognized in the period indicated were included in Other Comprehensive Income.

Reconciliation of Net Income to Non-GAAP Operating Income

Net income	$18,346	$11,309	$83,195	$62,387
Exclusions from net income:
Net realized gains on investments	(278)	(1,210)	(3,226)	(6,036)
Change in net unrealized gains on equity investments	12,575	-	16,324	-
Net impairment losses on investments	-	-	228	256
Income tax (expense) benefit	(2,582)	424	(2,798)	2,023
Non-GAAP operating income	$28,061	$10,523	$93,723	$58,630

Net income per diluted share	$1.19	$0.72	$5.43	$4.10
Exclusions from net income:
Net realized gains on investments	(0.02)	(0.08)	(0.21)	(0.40)
Change in net unrealized gains on equity investments	0.82	-	1.07	-
Net impairment losses on investments	-	-	0.01	0.02
Income tax (expense) benefit	(0.16)	0.03	(0.18)	0.12
Non-GAAP operating income per diluted share	$1.83	$0.67	$6.12	$3.84

Safety Insurance Group, Inc. and Subsidiaries

Additional Premium Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Written Premiums
Direct	$186,962	$184,683	$843,675	$827,316
Assumed	8,408	8,888	32,403	34,214
Ceded	(21,492)	(21,670)	(89,166)	(80,476)
Net written premiums	$173,878	$171,901	$786,912	$781,054

Earned Premiums
Direct	$212,434	$208,168	$836,759	$818,804
Assumed	7,960	8,265	32,196	32,502
Ceded	(21,933)	(20,072)	(87,368)	(76,886)
Net earned premiums	$198,461	$196,361	$781,587	$774,420